Exhibit 3.13

CERTIFICATE OF INCORPORATION

OF

NATIONSRENT OF TEXAS, INC.

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1.	The name of the corporation is NationsRent of Texas, Inc.

2.	The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent at such address is Corporation Service Company.

3.	The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($.01) amounting in the aggregate to Ten Dollars ($10.00).

5.	The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6.	The name and mailing address of the sole incorporator is:

Marla R. Mayster Akerman, Senterfitt & Eidson, P.A. 450 E. Las 0las Blvd., Suite 950 Ft. Lauderdale, FL 33301

7.	A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of June, 1998.

Marla R. Mayster, Sole Incorporator

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

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          NationsRent of Texas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

          The Board of Directors of NationsRent of Texas, Inc., adopted the following resolution on the 7th day of May, 1999.

          Resolved, that the registered office of NationsRent of Texas, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, NationsRent of Texas, Inc., has caused this statement to be signed by Gene J. Ostrow, its President this 7th day of May, 1999.

By: Gene J. Ostrow Title: President

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NATIONSRENT OF TEXAS, INC.
a Delaware Corporation

          Pursuant to the Delaware General Corporation Law, Paragraph 1 of the Certificate of Incorporation of NATIONSRENT OF TEXAS, INC., a Delaware corporation (the "Corporation”) is hereby amended and restated in its entirety to read as follows:

1. The name of the corporation is NRGP, Inc.

          Except as set forth above, the Certificate of Incorporation of the Corporation shall remain unchanged.

          The foregoing amendment to the Certificate of Incorporation of the Corporation was duly proposed, adopted and approved by unanimous written consent of the sole Director and the sole Stockholder of the Corporation on June 24, 1999, pursuant to Sections 242, 141 and 228 of the Delaware General Corporation Law. The number of votes cast in favor of the foregoing amendment by the sole Stockholder was sufficient for approval of the amendment.

          This amendment shall be effective at the time of filing of this Certificate of Amendment.

          IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment on June 23, 1999.

NATIONSRENT OF TEXAS, INC. By: ____________________ Joseph H. Izhakoff Vice President